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FOR RELEASE AT 4:35 p.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048


   SAFECO ANNOUNCES NEW LEADERSHIP STRUCTURE TO DRIVE FUTURE PROFIT AND GROWTH
       "Office of the President" Created, Will Report to CEO Mike McGavick

SEATTLE--(Sept.   27,  2004)--Safeco   (NASDAQ:  SAFC)  today  announced  a  new
leadership structure for the company, reflecting its evolution from a turnaround concern to a profit-and-growth enterprise.

The cornerstone of the structure is the newly created "Office of the President," which will be led by Safeco Chairman and Chief Executive Officer Mike McGavick and include Michael LaRocco as co-president responsible for Product, Underwriting and Claims; Christine Mead as co-president responsible for Service, Technology and Finance; and a new, yet-to-be-named co-president responsible for Marketing, Sales and Distribution.

"Now that our turnaround is behind us, our greatest challenge is to accelerate organic, profitable growth within our company. This new leadership structure will direct more energy to addressing the strategic issues and opportunities that will take us to the next level of success," said McGavick. "The three leaders joining the Office of the President - two promoted from within and one recruited from outside - will work with me in this important effort."

Today's announcement follows Safeco's recent sale of its Life & Investments business and its redefinition as a Property & Casualty (P&C) insurance company serving drivers, homeowners and small- and medium-sized businesses.

"The new design not only streamlines our leadership structure, it aligns with how we operate: auto, home and business insurance products delivered over a unified platform through a common network of independent distributors," McGavick said.

Reporting to McGavick will be:

Michael  LaRocco,  Co-President  - Product,  Underwriting  and  Claims

Formerly President of Safeco Personal Insurance, LaRocco will assume responsibility for Product, Underwriting and Claims operations for all Safeco businesses. His new organization will bring together the company's product lines (auto, home, commercial, surety and specialty lines), underwriting and the team that fulfills the products' promise when a claim is filed.

Christine  Mead,  CFO and  Co-President  - Service,  Technology  and  Finance

In addition to her current responsibilities as Chief Financial Officer, Mead will oversee Service, Information Technology, Human Resources and Operations. Central to Mead's organization is the platform that delivers sales and service support to Safeco distributors and customers - from the underlying technology and customer service interactions to the people and infrastructure that support it all.

Co-President - Marketing,  Sales and  Distribution

A search is underway for this leader, who will be responsible for acquiring new customers, building and protecting Safeco's brand, and supporting the more than 7,500 independent distributors who sell Safeco insurance products. This organization will include Sales, Distribution, Marketing, Research, Brand and Reputation Management.

The new structure will take effect Nov. 3, 2004.

"We've spent much of the last three years in a sprint for survival," said McGavick. "With a solid financial foundation and a clear P&C business focus, now we're gearing up for a marathon of long-term profit and growth. This new leadership structure is designed to reflect our focus and support our business model to full advantage," said McGavick.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

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


FORWARD-LOOKING INFORMATION CONTAINED IN THIS
NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

     o Successful implementation of a new-business entry model for personal and commercial lines

     o Our ability to appropriately price and reserve for changes in the mix of our book of business

     o    Our ability to establish pricing for any changes in driving patterns

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o Our availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o Our ability to price for or exclude the risk of loss from terrorism on our policies

>>       Risks related to our Property & Casualty insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

>>   Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o    Legislative  and  regulatory  developments  affecting  the  actions of
          insurers,   including   requirements   regarding   rates,   taxes  and
          availability of coverage

>> The competitive pricing environment, initiatives by competitors and other changes in the competition

>>   Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as terrorist attacks or war

     o The occurrence of bankruptcies that result in losses on insurance products or investments

>>   Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

>>   Operational risks, such as:

     o Damage to our infrastructure resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.